Exhibit 99.1

NFP Announces First Quarter 2013 Results

Financial Highlights(1)	Q1 2013	Q1 2012	% Change
(Dollars in millions, except per share amounts)
Revenue	$263.5	$254.1	3.7%
Net income (controlling interest)	4.2	5.6	-26.1%
Net income per diluted share	0.09	0.13	-30.8%
Cash earnings	23.6	24.4	-3.4%
Cash earnings per diluted share	$0.52	$0.57	-8.8%
Adjusted EBITDA	$32.7	$32.1	1.8%
Adjusted EBITDA margin	12.4%	12.6%
Net cash provided by (used in) operating activities	$21.2	$(14.6)	NM
(1)	This summary includes financial measures not calculated based on generally accepted accounting principles.

NM indicates metric not meaningful.

NEW YORK, NY – May 3, 2013 – National Financial Partners Corp. (NYSE: NFP), a leading provider of benefits, insurance and wealth management services, today reported financial results for the first quarter ended March 31, 2013.

NFP announced on April 15, 2013 that it has entered into a definitive agreement with a controlled affiliate of Madison Dearborn Partners, LLC, under which such controlled affiliate will acquire NFP.

First Quarter 2013 Results – Consolidated

NFP reported first quarter 2013 net income (controlling interest) of $4.2 million, or $0.09 per diluted share, compared with net income (controlling interest) of $5.6 million, or $0.13 per diluted share, in the prior year period. Net income (controlling interest) excludes minority interests.

First quarter 2013 cash earnings was $23.6 million, or $0.52 per diluted share, compared with $24.4 million, or $0.57 per diluted share, in the first quarter 2012. First quarter 2013’s effective tax rate of 53.8% was primarily driven by the impact of planned management contract buyout expense on estimated pre-tax book income and the consequent higher proportion of non-deductible expenses in the estimated annual pre-tax book income. Compared to an expected effective tax rate of 42% for 2013, excluding the impacts of management contract buyouts, impairments, disposition activity and changes in unrecognized tax benefits, first quarter 2013’s higher effective tax rate negatively impacted cash earnings per diluted share by approximately $0.02 for the quarter. In addition, deal-related expenses associated with the pending acquisition of NFP negatively impacted cash earnings per diluted share by approximately $0.01 in the first quarter 2013. In the first quarter 2012, an interim effective tax rate of 24.0% was due to a reduction in unrecognized tax benefits.

NFP had 45.3 million weighted average fully diluted shares outstanding for the first quarter 2013 compared with 43.5 million shares for the fourth quarter 2012. The increase in the first quarter 2013 was due to an increase in the shares that may be issued upon conversion of NFP’s senior convertible notes, based on the increase in the average share price, from 2.4 million shares in the fourth quarter 2012 to 3.2 million shares as of the end of the first quarter 2013. In addition, there was a dilutive impact of

1.7 million shares in the first quarter 2013, compared with 0.8 million shares in the fourth quarter 2012, associated with warrants that were sold in connection with the issuance of the senior convertible notes in June 2010. NFP’s share delivery obligation may be offset by the obligation of the counterparties to the convertible note hedge agreements to deliver a similar number of shares.

Adjusted EBITDA in the first quarter 2013 was $32.7 million, an increase of 1.8%, compared with $32.1 million in the first quarter 2012. Adjusted EBITDA margin of 12.4% in the first quarter 2013 compared with 12.6% in the prior year period.

Revenue was $263.5 million in the first quarter 2013, an increase of 3.7%, compared with $254.1 million in the first quarter 2012. Organic revenue increased 4.4% in the first quarter 2013, compared with the prior year period. Organic revenue growth was driven by all three business segments.

Total operating expenses were $252.4 million in the first quarter 2013, compared with $244.1 million in the prior year period. Increases were driven by acquisitions and the expense for management contract buyouts. In addition, operating expenses included deal-related expenses associated with the pending acquisition of NFP.

Cash flow from operations for the first quarter 2013 was $21.2 million compared with cash flow used in operations of $14.6 million in the first quarter 2012, a $35.8 million increase. During the first quarter 2013, the Company made a cash payment in connection with a management contract buyout of $0.9 million that runs through operating cash flow compared to $3.4 million in the first quarter 2012. In addition, estimated tax payments and fees to principals were $6.5 million and $9.6 million lower, respectively, in the first quarter 2013 compared to the prior year period.

First Quarter 2013 Results – Segments

NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)

CCG is one of the leading corporate benefits advisors in the middle market, offering independent solutions for health and welfare, retirement planning, executive benefits, and property and casualty insurance.

CCG accounted for 46.6% of NFP’s revenue in the first quarter 2013 and 44.1% in the first quarter 2012. This increase was driven by both acquisitions and organic growth. CCG revenue was $122.6 million in the first quarter 2013 compared with $112.1 million in the prior year period, an increase of $10.5 million or 9.4%. CCG organic revenue growth was 2.4%.

CCG Adjusted EBITDA was $25.0 million in the first quarter 2013 compared with $24.5 million in the prior year period. Adjusted EBITDA margin was 20.4% in the first quarter 2013 compared with 21.9% in the prior year period.

Individual Client Group (ICG)

ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals. ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

ICG accounted for 28.9% of NFP’s revenue in the first quarter 2013 and 31.7% in the first quarter 2012. ICG revenue was $76.2 million in the first quarter 2013 compared with $80.6 million in the prior year period. This decrease of $4.4 million, or 5.5%, was primarily driven by dispositions. ICG organic revenue increased 6.6%.

ICG Adjusted EBITDA was $3.7 million in the first quarter 2013 compared with $4.7 million in the prior year period. Adjusted EBITDA margin was 4.9% in the first quarter 2013 compared with 5.8% in the prior year period.

Advisor Services Group (ASG)

ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering an open choice of broker-dealer and asset management products and services.

ASG accounted for 24.5% of NFP’s revenue in the first quarter 2013 and 24.2% for the first quarter 2012. ASG revenue was $64.7 million in the first quarter 2013 compared with $61.4 million in the prior year period, an increase of $3.2 million. Revenue and organic revenue increased 5.2%.

ASG Adjusted EBITDA was $4.0 million in the first quarter 2013 compared with $2.9 million in the prior year period. Adjusted EBITDA margin was 6.1% in the first quarter 2013 and 4.7% in the prior year period.

As of March 31, 2013, assets under management at NFP’s corporate registered investment advisor were $11.4 billion, compared with $10.1 billion as of March 31, 2012.

Acquisition Activity

Effective March 8, 2013, Brady Financial Group (BFG) became a part of NFP Canada. In this transaction, NFP purchased a 70% membership interest in BFG. NFP recognizes the remaining 30% membership interest as minority interest. NFP has the right to purchase the remaining 30% membership interest in the future, depending on certain conditions. Founded in 1998, BFG has annualized revenue of approximately $3 million and is a provider of corporate employee benefits, retirement and insurance to the greater Toronto market.

Effective April 1, 2013, NFP acquired the management company associated with Ikon Insurance. Ikon Insurance, part of NFP since 2003 and based in San Juan, Puerto Rico with annualized revenue of approximately $19 million, is a comprehensive employee benefits solution provider and financial services firm working with closely held businesses, institutional and individual clients to provide group health benefits, as well as voluntary and flexible benefits.

Effective April 3, 2013, NFP acquired Thoits Insurance Services (Thoits Insurance), a leading provider of property & casualty (P&C) insurance in California. Thoits Insurance will be integrated into NFP Property & Casualty Insurance Services (NFP P&C) to establish a California regional office, responsible for the management and growth of P&C in this area. Thoits Insurance, with annualized revenue of approximately $10 million, was founded in 1891.

About NFP

National Financial Partners Corp. (NYSE: NFP), and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term. NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments. The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance. The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services. The Advisor Services Group serves independent financial advisors by offering broker/dealer and asset management products and services. Most recently NFP was ranked eighth on Business Insurance’s 100 Largest Brokers of U.S. Business; second on Business Insurance’s Largest Agents and Brokers Headquartered in the U.S. Northeast; and as the ninth Top Global Insurance Broker by Best’s Review; it operates the third largest executive benefits provider of nonqualified deferred compensation plans by total clients as ranked by PlanSponsor; operates a top 10 independent broker/dealer as ranked by Investment Advisor; and has three advisors ranked in Barron’s Top 100 Independent Financial Advisors. NFP is also a leading independent life insurance distributor according to many top-tier carriers. For more information, visit www.nfp.com.

Reconciliation of Non-GAAP Financial Measures

The Company analyzes its performance using historical and forward-looking non-GAAP financial measures called cash earnings, cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures. The Company believes these non-GAAP financial measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings is defined as net income excluding amortization of intangibles; depreciation; the after-tax impact of the impairment of goodwill and intangible assets; the after-tax impact of non-cash interest; the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of income; the after-tax impact of management contract buyouts; net income (non-controlling interests) and the after-tax impact of certain non-recurring items. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively. Adjusted EBITDA is defined as net income excluding income tax expense; interest income; interest expense; gain on early extinguishment of debt; other, net; amortization of intangibles; depreciation; impairment of goodwill and intangible assets; (gain) loss on sale of businesses, net; the accelerated vesting of, or reversal of previously-recognized expenses related to, certain RSUs; any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of income; the expense related to management contract buyouts and minority interest (income) loss. Adjusted EBITDA should not be viewed as a substitute for net income. A reconciliation of these non-GAAP financial measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended March 31, 2013, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

Organic Revenue Growth

The Company uses organic revenue growth to compare revenue across periods. The Company excludes revenue from new acquisitions, sub-acquisitions, and the revenue derived from businesses fully disposed of for the first twelve months after the respective transaction. Where a significant portion of a business’ assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed in making the organic growth comparison.

Forward-Looking Statements

This release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently-available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include, without limitation: (1) factors associated with NFP’s agreement to be acquired by a controlled affiliate of Madison Dearborn Partners, LLC, such as the consummation of the acquisition in timely manner, if at all, the termination of the agreement in circumstances that require the payment by NFP of certain fees or expenses, the diversion of management’s attention from the Company’s ongoing business operations, the possibility that NFP’s stockholders will not vote in favor of the merger, the failure of Madison Dearborn to obtain the necessary financing to complete the acquisition (notwithstanding that financing commitments have been received), the effect of the announcement of the acquisition on the Company’s business relationships, operating results and business generally, or the failure to obtain the requisite approvals to the acquisition; (2) the ability of the Company to implement its business initiatives, including increasing recurring revenue and executing management contract buyouts; (3) NFP’s ability, through its operating structure, to respond quickly to operational, financial or regulatory situations impacting its businesses; (4) the ability of the Company’s businesses to perform successfully following acquisition, including through the diversification of product and service offerings, and NFP’s ability to manage its business effectively and profitably through its employees and principals and through the Company’s reportable segments; (5) any losses or charges that NFP may take with respect to dispositions, restructures, the collectability of amounts owed to it, impairments or otherwise; (6) NFP’s success in acquiring and retaining high-quality independent financial services businesses and their managers and key producers, and the ability of the Company to retain its broker-dealers’ financial advisors and recruit new financial advisors; (7) changes in premiums and commission rates or the rates of other fees paid to the Company, due to requirements related to medical loss ratios stemming from the Patient Protection and Affordable Care Act or otherwise; (8) seasonality or an economic environment that results in fewer sales of products or services that the Company offers; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates or credit market conditions; (10) adverse results or other consequences from matters including litigation, arbitration, settlements, regulatory investigations or compliance initiatives, such as those related to business practices, compensation agreements with insurance companies, or policy rescissions or chargebacks; (11) the impact of legislation or regulations on NFP’s businesses, such as the impact of the adoption of the American Taxpayer Relief Act of 2012, the possible adoption of exclusive federal regulation over interstate insurers, the uncertain impact of legislation regulating the financial services industry, the impact of the adoption of the Patient Protection and Affordable Care Act and resulting changes in business practices, changes in estate tax laws, or changes in regulations affecting the value or use of benefits programs, any of which may adversely affect the demand for or profitability of the Company’s services; (12) adverse developments in the Company’s markets, such as those related to compensation agreements with insurance companies, which could result in fewer sales of products or services that the Company offers; (13) the effectiveness or financial impact of NFP’s incentive plans; (14) NFP’s ability to operate effectively within the restrictive covenants of its credit facility; (15) the impact of capital markets behavior, such as fluctuations in the price of NFP’s common stock, or the dilutive impact of capital raising efforts; (16) the impact of the adoption or change in interpretation of certain tax or accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (17) failure by the Company’s broker-dealers to comply with net capital requirements; (18) the loss of services of key members of senior management; (19) the Company’s ability to compete against competitors with greater resources, such as those with greater name recognition, or any damage to the Company’s reputation; (20) developments in the availability, pricing, design, tax treatment or underwriting of insurance products, including insurance carriers’ potential change in accounting for deferred acquisition costs, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (21) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency; (22) the occurrence of adverse economic conditions or an adverse legal or regulatory climate in New York, Florida or California; and (23) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: NFP

Contact:

Abbe F. Goldstein, CFA

SVP, Investor Relations & Corporate Communications

NFP

Investor Relations	Media Relations
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited-in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenue:
Commissions and fees	$263,471	$254,131

Operating expenses:
Commissions and fees	81,014	82,150
Compensation expense – employees	79,532	70,948
Fees to principals	28,000	29,207
Non-compensation expense	42,124	39,702
Amortization of intangibles	8,401	8,275
Depreciation	2,982	3,146
Impairment of goodwill and intangible assets	2,571	3,228
Loss (gain) on sale of businesses, net	89	(351)
Change in estimated acquisition earn-out payables	908	4,466
Management contract buyout	6,733	3,355

Total operating expenses	252,354	244,126

Income from operations	11,117	10,005

Non-operating income and expenses
Interest income	604	629
Interest expense	(4,206)	(4,121)
Other, net	1,614	880

Non-operating income and expenses, net	(1,988)	(2,612)

Income before income taxes	9,129	7,393

Income tax expense	4,915	1,775

Net income	$4,214	$5,618

Net income (non-controlling interests)	(63)	—

Net income (controlling interest)	$4,151	$5,618

Earnings per share:
Basic	$0.10	$0.14

Diluted	$0.09	$0.13

Weighted average shares outstanding:
Basic	40,002	40,518

Diluted	45,280	42,599

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
GAAP net income	$4,214	$5,618
Income tax expense	4,915	1,775
Interest income	(604)	(629)
Interest expense	4,206	4,121
Other, net	(1,614)	(880)

Income from operations	$11,117	$10,005
Amortization of intangibles	8,401	8,275
Depreciation	2,982	3,146
Impairment of goodwill and intangible assets	2,571	3,228
Loss (gain) on sale of businesses, net	89	(351)
Change in estimated acquisition earn-out payables	908	4,466
Management contract buyout	6,733	3,355
Minority interest (income) loss	(93)	—

Adjusted EBITDA (1)	$32,708	$32,124

RECONCILIATION OF NET INCOME TO CASH EARNINGS

(Unaudited-in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
GAAP net income	$4,214	$5,618
Amortization of intangibles	8,401	8,275
Depreciation	2,982	3,146
Impairment of goodwill and intangible assets	2,571	3,228
Tax benefit of impairment of goodwill and intangible assets	(977)	(1,227)
Non-cash interest, net of tax	795	717
Change in estimated acquisition earn-out payables, net of tax	631	2,544
Management contract buyout, net of tax	4,996	2,080
Net income (non-controlling interests)	(63)	—

Cash earnings (2)	$23,550	$24,381

GAAP net income per share – diluted	$0.09	$0.13
Amortization of intangibles	0.19	0.19
Depreciation	0.07	0.07
Impairment of goodwill and intangible assets	0.06	0.08
Tax benefit of impairment of goodwill and intangible assets	(0.02)	(0.03)
Non-cash interest, net of tax	0.02	0.02
Change in estimated acquisition earn-out payables, net of tax	0.01	0.06
Management contract buyout, net of tax	0.11	0.05
Net income (non-controlling interests)	—	—

Cash earnings per share – diluted (3)	$0.52	$0.57

(1)	Adjusted EBITDA is a non-GAAP financial measure, which the Company defines as net income excluding income tax expense; interest income; interest expense; gain on early extinguishment of debt; other, net; amortization of intangibles; depreciation; impairment of goodwill and intangible assets; (gain) loss on sale of businesses, net; the accelerated vesting of, or reversal of previously-recognized expenses related to, certain RSUs; any change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of income; the expense related to management contract buyouts and minority interest (income) loss.

(2)	Cash earnings is a non-GAAP financial measure, which the Company defines as net income excluding amortization of intangibles; depreciation; the after-tax impact of the impairment of goodwill and intangible assets; the after-tax impact of non-cash interest; the after-tax impact of change in estimated acquisition earn-out payables recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statements of income; the after-tax impact of management contract buyouts; net income (non-controlling interests) and the after-tax impact of certain non-recurring items.

(3)	The sum of the per-share components of cash earnings per share – diluted may not agree to cash earnings per share – diluted, due to rounding.

CORPORATE CLIENT GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
Revenue:
Commissions and fees	$122,628	$112,089
Operating expenses:
Commissions and fees	12,570	13,334
Compensation expense – employees	47,042	38,733
Fees to principals	15,390	16,026
Non-compensation expense	22,584	19,465
Amortization of intangibles	6,230	5,909
Depreciation	1,420	1,427
Impairment of goodwill and intangible assets	2,571	2,680
Loss on sale of businesses, net	—	46
Change in estimated acquisition earn-out payables	708	4,466
Management contract buyout	6,733	3,355

Total operating expenses	115,248	105,441

Income from operations	$7,380	$6,648

CORPORATE CLIENT GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
Income from operations	$7,380	$6,648
Amortization of intangibles	6,230	5,909
Depreciation	1,420	1,427
Impairment of goodwill and intangible assets	2,571	2,680
Loss on sale of businesses, net	—	46
Change in estimated acquisition earn-out payables	708	4,466
Management contract buyout	6,733	3,355
Minority interest (income) loss	(54)	—

Adjusted EBITDA	$24,988	$24,531

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
Revenue:
Commissions and fees	$76,174	$80,593
Operating expenses:
Commissions and fees	17,297	18,577
Compensation expense - employees	27,935	28,113
Fees to principals	12,610	13,181
Non-compensation expense	14,550	16,011
Amortization of intangibles	1,955	2,366
Depreciation	964	1,012
Impairment of goodwill and intangible assets	—	548
Loss (gain) on sale of businesses, net	89	(397)

Total operating expenses	75,400	79,411

Income from operations	$774	$1,182

INDIVIDUAL CLIENT GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
Income from operations	$774	$1,182
Amortization of intangibles	1,955	2,366
Depreciation	964	1,012
Impairment of goodwill and intangible assets	—	548
Loss (gain) on sale of businesses, net	89	(397)
Minority interest (income) loss	(39)	—

Adjusted EBITDA	$3,743	$4,711

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP

CONDENSED STATEMENTS OF INCOME

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
Revenue:
Commissions and fees	$64,669	$61,449
Operating expenses:
Commissions and fees	51,147	50,239
Compensation expense - employees	4,555	4,102
Non-compensation expense	4,990	4,226
Amortization of intangibles	216	—
Depreciation	598	707
Change in estimated acquisition earn-out payables	200	—

Total operating expenses	61,706	59,274

Income from operations	$2,963	$2,175

ADVISOR SERVICES GROUP

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED EBITDA (1)

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
Income from operations	$2,963	$2,175
Amortization of intangibles	216	—
Depreciation	598	707
Change in estimated acquisition earn-out payables	200	—

Adjusted EBITDA	$3,977	$2,882

(1)	The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense; interest income; interest expense; gain on early extinguishment of debt and other, net. These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited-in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$92,090	$88,500
Fiduciary funds – restricted related to premium trust accounts	84,010	79,980
Commissions, fees and premiums receivable, net	116,335	137,310
Due from principals and/or certain entities they own	5,560	4,440
Notes receivable, net	6,087	5,660
Deferred tax assets	8,554	8,553
Other current assets	26,308	26,590

Total current assets	338,944	351,033
Property and equipment, net	28,865	30,016
Deferred tax assets	9,717	11,104
Intangibles, net	302,015	306,257
Goodwill, net	157,831	151,319
Notes receivable, net	20,518	21,580
Other non-current assets	31,445	28,550

Total assets	$889,335	$899,859

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$84,672	$77,904
Current portion of long term debt	—	12,500
Due to principals and/or certain entities they own	10,291	26,966
Accounts payable	26,982	27,281
Accrued liabilities	61,394	70,868

Total current liabilities	183,339	215,519
Long term debt	123,750	111,250
Deferred tax liabilities	144	123
Convertible senior notes	97,938	96,657
Other non-current liabilities	65,164	64,287

Total liabilities	470,335	487,836

Redeemable non-controlling interest	2,254	—
STOCKHOLDERS’ EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,729	4,709
Additional paid-in capital	901,158	900,946
Accumulated deficit	(360,615)	(364,329)
Treasury stock	(127,899)	(128,533)
Accumulated other comprehensive loss	(691)	(770)

Total stockholders’ equity	416,682	412,023

Non-controlling interest	64	—

Total equity	416,746	412,023

Total liabilities and equity	$889,335	$899,859

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited-in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flow from operating activities
Net income	$4,214	$5,618
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation	1,408	1,364
Impairment of goodwill and intangible assets	2,571	3,228
Amortization of intangibles	8,401	8,275
Depreciation	2,982	3,146
Accretion of senior convertible notes discount	1,281	1,157
Loss (gain) on sale of businesses, net	89	(351)
Change in estimated acquisition earn-out payables	908	4,466
Payments on acquisition earn-outs in excess of original estimated payables	(4,538)	—

(Increase) decrease in operating assets:
Fiduciary funds – restricted related to premium trust accounts	(4,032)	1,827
Commissions, fees and premiums receivable, net	21,426	18,847
Due from principals and/or certain entities they own	(1,093)	(2,126)
Notes receivable, net – current	(427)	(707)
Other current assets	860	(4,293)
Notes receivable, net – non-current	1,062	(366)
Other non-current assets	(623)	(1,392)
Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	6,771	(1,454)
Income taxes payable	(8)	(3,045)
Due to principals and/or certain entities they own	(16,676)	(25,206)
Accounts payable	(646)	(7,851)
Accrued liabilities	(3,412)	(13,170)
Other non-current liabilities	656	(2,552)

Total adjustments	16,960	(20,203)

Net cash provided by (used in) operating activities	21,174	(14,585)

Cash flow from investing activities:
Proceeds from disposal of businesses	—	352
Purchases of property and equipment, net	(1,829)	(1,279)
Payments for acquired firms, net of cash	(8,430)	(27,079)
Payments for contingent consideration	—	(6,520)

Net cash used in investing activities	(10,259)	(34,526)

Cash flow from financing activities:
Payments on acquisition earn-outs	(3,128)	—
Borrowings on revolving credit facility	123,750	20,000
Payments on revolving credit facility	(30,000)	(5,000)
Revolving credit facility fees	(2,840)	—
Repayment of long term debt	(93,750)	(3,125)
(Payments for) proceeds from stock-based awards, including tax benefit	1,272	(804)
Shares cancelled to pay withholding taxes	(2,500)	(3,638)
Repurchase of Common Stock	—	(7,963)
Distributions to non-controlling interest	(104)	—

Net cash used in financing activities	(7,300)	(530)

Effect of exchange rate changes on cash and cash equivalents	(25)	—
Net increase (decrease) in cash and cash equivalents	3,590	(49,641)
Cash and cash equivalents, beginning of the period	88,500	135,239

Cash and cash equivalents, end of the period	$92,090	$85,598

Supplemental disclosures of cash flow information
Cash paid for income taxes	$2,312	$8,819
Cash paid for interest	$1,332	$1,034